UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2013

International Metals Streaming Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4315 Lemac Drive Houston, Texas	77096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 851-3527

GS Valet, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2013, the registrant’s name changed from GS Valet, Inc. to “International Metals Streaming Corp.” To effect the name change, the registrant filed a Certificate of Amendment with the Nevada Secretary of State on September 11, 2013, which became effective on September 26, 2013. The name change pursuant to the Certificate of Amendment was approved by the registrant’s board of directors and by holders of a majority of the issued and outstanding shares of the registrant’s common stock.

Also effective on September 26, 2013, the registrant changed its fiscal year end from September 30 to December 31. Accordingly, the registrant’s next Annual Report on Form 10-K will be for the year ending December 31, 2013. In accordance with Rule 15d-10 promulgated under the Securities Exchange Act of 1934, the registrant will file a Transition Report on Form 10-Q within the time period prescribed by such rule.

Item 8.01 Other Events.

The registrant’s name change became effective on the Over-the-Counter Bulletin Board, where the registrant’s common stock is quoted for trading, at the open of business on September 26, 2013, under the new stock symbol “INST.” In connection therewith, the registrant’s new CUSIP number is 45987B 107.

Item 9.01 Financial Statement and Exhibits.

(d) EXHIBITS

Exhibit Number	Description
3.1	Certificate of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Metals Streaming Corp.
(Registrant)

Date: September 26, 2013	By:	/s/ Kyle Floyd
Kyle Floyd
Chief Executive Officer

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